EXHIBIT 21


                   SUBSIDIARIES OF REGISTRANT


           Name                    Jurisdiction of Incorporation
---------------------------        ------------------------------
         SJLP Inc.                            Missouri

Subsidiary of SJLP Inc.:
  Percy Kent Bag Co., Inc.                    New York